Exhibit 10.3

CONSULTING AGREEMENT

PARTIES	TRANSOMA MEDICAL, INC.		[the “COMPANY”]
4211 Lexington Avenue North, Suite 2244
St. Paul, MN 55126-6164
Phone: 651-481-7410
Fax: 651-481-7417

	Name:	Dick Nigon	[the “CONSULTANT”]
Company:
	Street	Address:60 South 6th Street
	City, State Zip:	Minneapolis, MN 55402
	Phone:	(612) 455-5585
	Fax:	(612) 455-5719

DATE	June 20, 2006

RECITALS

A.           The parties wish to provide for the engagement of CONSULTANT by the COMPANY.

B.                                    CONSULTANT wishes to receive compensation from the COMPANY for CONSULTANT’s services, and the COMPANY desires reasonable protection of its confidential business and technical information, which has been acquired and is being developed by the COMPANY at substantial expense.

AGREEMENT

The COMPANY and CONSULTANT, each intending to be legally bound, agree as follows:

1.                                      ENGAGEMENT. Subject to all of the terms and conditions of this Agreement, the COMPANY agrees to engage CONSULTANT as requested from time to time by an authorized officer of the COMPANY during the term of this Agreement and CONSULTANT agrees to consider acceptance of such engagement.

CONSULTANT’S relationship with COMPANY is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. CONSULTANT will not be entitled to any of the benefits which COMPANY may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. CONSULTANT is not authorized to make any representation, contract or commitment on behalf of COMPANY unless specifically requested or authorized in writing to do so by a COMPANY official. CONSULTANT is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, stale or local tax authority with respect to the performance of services and receipt of fees under this Agreement. CONSULTANT is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of CONSULTANT’S compensation will be subject to withholding by COMPANY for the payment of any social security, federal, state or any other employee payroll taxes. COMPANY will regularly report amounts paid to CONSULTANT by filing Form 1099-MISC with the Internal Revenue Service as required by law.

2.                                      DUTIES. CONSULTANT shall perform tasks as are set forth in the Statement of Work attached hereto as Exhibit A (“Duties). CONSULTANT will diligently and conscientiously perform his duties to the best of his ability. Services will be performed under the direction of BRIAN BROCKWAY, the COMPANY’s President and CEO, or his duly authorized representative.

3.                                      TIME COMMITMENT. CONSULTANT shall devote such time to perform his Duties as the parties may mutually agree.

4.                                      EFFECTIVE DATE. This Agreement shall become effective on the date set forth above.

5.                                      TERMINATION; SURVIVAL. Either party may terminate this Agreement for any reason upon thirty (30) calendar days’ written notice to the other party. The definitions contained in this Agreement and the rights and obligations contained in under Sections 7, 8, 9, 12, 14 and 15 below will survive any termination or expiration of this Agreement.

6.                                      COMPENSATION. In consideration for CONSULTANT’S services under this Agreement, the COMPANY agrees to pay CONSULTANT a fee as set forth in the Statement of Work for CONSULTANT’S activities as may be requested from time to time by the COMPANY.

7.             INVENTIONS: COMPANY INVENTIONS.

(a)                                 “Inventions” include processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs.

(b)                                “Company Inventions” are Inventions that CONSULTANT, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of CONSULTANT’S work for COMPANY under this Agreement.

(c)                                 CONSULTANT agrees that all Company Inventions made by CONSULTANT during or within eighteen (18) months after the term of this Agreement will be the COMPANY’S sole and exclusive property. CONSULTANT will, with respect to any Company Invention:

(i)                                    keep current, accurate and complete records, which will belong to the COMPANY and, upon the COMPANY’S request, be kept and stored on the COMPANY’S premises;

(ii)                                 promptly and fully disclose the existence and describe the nature of the Company Invention to the COMPANY in writing (and without request);

(iii)                              assign and does hereby assign to COMPANY or COMPANY’S designee CONSULTANT’S entire worldwide right, title and interest in and to all Company Inventions and all associated records and intellectual property rights and the complete right to exploit or otherwise use the Company Inventions or any portion thereof, in any form of medium, expression or technology now known or hereafter known or developed, all contract and licensing rights, and all claims and causes of action with respect to any of the foregoing, whether now known or hereafter to become known during the entire term of such rights and any extension thereto;

(iv)                             acknowledge and deliver promptly to the COMPANY any written instruments, and perform any other acts necessary in the COMPANY’S opinion to obtain, perfect and enforce, for COMPANY’S benefit, COMPANY’S rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each of the Company Inventions.

If CONSULTANT has any rights to the Company Inventions that cannot be assigned as described above, CONSULTANT agrees to waive enforcement world-wide of such rights against COMPANY, its officers, directors, shareholders, agents and employee. If CONSULTANT has any rights to the Company Inventions that cannot be assigned nor waived as described above, CONSULTANT hereby grants and agrees to grant to COMPANY an exclusive, irrevocable, paid-up, and royalty free license, in perpetuity and world-wide, to fully exercise such rights, including rights to sublicense through multiple tiers of sublicenses. These rights are assignable by COMPANY. CONSULTANT also waives and agrees never to assert any moral rights, or the equivalent thereof, against COMPANY with respect to any of the rights described above.

(d)                                CONSULTANT represents that, except as previously disclosed to the COMPANY in writing, as of the date of this Agreement, CONSULTANT has no rights under, and will make no claims against the COMPANY with respect to, any inventions which would be Company Inventions if made, conceived or acquired by CONSULTANT during the term of this Agreement.

(e)                                 With respect to any obligations performed by CONSULTANT under subsection 7(b) following termination of this Agreement, the COMPANY will pay CONSULTANT an hourly fee as set forth in the last Statement of Work, and will pay or reimburse all reasonable out-of-pocket expenses.

8.                                      PUBLICATIONS. The COMPANY shall have the right to publish the results of CONSULTANT’S work under this Agreement at any time the COMPANY determines to be appropriate and desirable. CONSULTANT grants and agrees to grant to the COMPANY the perpetual, irrevocable, nonexclusive, worldwide, royalty-free right to copy, republish, reproduce, prepare derivative works, perform, display, distribute and use, in whole or in part, any material published by CONSULTANT, whether copyrighted or not, based on any information, conclusions or developments resulting from work under this Agreement. Any works of original authorship, including computer programs produced by CONSULTANT in the performance of the work called for by this Agreement shall be considered as “work made for hire” as that term is used in the Copyright Act.

9.             CONFIDENTIAL INFORMATION

(a)                                 “Confidential Information,” as used in this Section 9, means information that is not generally known and that is proprietary to the COMPANY or that the COMPANY is obligated to treat as proprietary. Specifically, Confidential Information shall include but not be limited to the COMPANY’S customer or prospect lists, marketing and selling tactics or strategies planned or employed by the COMPANY, sales figures, market projections, product designs, materials used in products and manufacturing processing. CONSULTANT’S duties shall apply only to Confidential Information that is: (i) disclosed by the COMPANY in writing and is marked to indicate it is confidential at the time of disclosure; or that is (ii) disclosed by the COMPANY in any other manner including oral disclosure and is indicated to be confidential at the time of disclosure; or that is (iii) disclosed in the form of tangible products or materials transmitted to the CONSULTANT with an accompanying written memorandum.

(b)                                Except as specifically authorized by an authorized officer of the COMPANY or by written COMPANY policies, CONSULTANT will not use or disclose Confidential Information to any person who is not an employee of the COMPANY. Upon termination of this Agreement, CONSULTANT will promptly deliver to the COMPANY all records and any compositions, articles, devices, apparatus and other items that disclose, describe or embody Confidential Information or any Invention, including all copies, reproductions and specimens of the Confidential Information in CONSULTANT’S possession, regardless of who prepared them, and will promptly deliver any other property of the COMPANY in CONSULTANT’S possession, whether or not Confidential Information.

(c)                                 This Agreement imposes no obligation upon CONSULTANT with respect to Confidential Information that: (i) was in the CONSULTANT’S possession before receipt from the COMPANY; (ii) is or becomes available to the public through no fault of the CONSULTANT; (iii) is received in good faith by the CONSULTANT from a third party who had the right to provide it and is not subject to an obligation of confidentiality owed to the third party; or (iv) is independently developed by the CONSULTANT without reference to Confidential Information received hereunder.

(d)                                CONSULTANT’S duties with respect to Confidential Information under this Section 9 shall continue for so long as the information does not become publicly available to persons outside of the COMPANY.

(e)                                 CONSULTANT shall protect Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of Confidential Information, as the CONSULTANT uses to protect his own confidential information of a like nature.

(f)                                   In the event that CONSULTANT is required by judicial or administrative process to disclose Confidential Information, CONSULTANT shall promptly notify the COMPANY and allow the COMPANY a reasonable time to oppose such process. If required under force of law, CONSULTANT must use best efforts to maintain the confidentiality of the Confidential Information by providing such Confidential Information under seal, protective order or under equivalent procedure.

10.           NON·COMPETE

(a)                                 “Conflicting Product,” as used in this Section 10, means any product, method or process, system or service of any person or organization other than the COMPANY, in existence or under development, which is the same as or similar to or competes with or has a usage allied to, a product, method or process, system or service upon which CONSULTANT works (in either a sales or nonsales capacity) during the last three years of his employment by the COMPANY, or about which CONSULTANT acquires Confidential Information.

(b)                                “Conflicting Organization” means any person or organization which is engaged in or about to become engaged in, the development, production, marketing, leasing, selling or servicing of a Conflicting Product.

(c)                                 CONSULTANT agrees that during the term of this Agreement and for a period of eighteen (18) months after the termination of this Agreement, CONSULTANT will not render services, directly or indirectly, in the United States, or in any other country, to any Conflicting Organization.

(d)                                CONSULTANT will not, directly or indirectly, as an agent, consultant, or in any other capacity, participate in any way whatsoever in inducing or attempting to induce any employee of COMPANY to terminate employment with COMPANY.

11.                                EXPENSES. The COMPANY will reimburse CONSULTANT for all usual, reasonable and necessary expenses paid or incurred by CONSULTANT in the performance of CONSULTANT’S duties, provided that (i) the COMPANY shall have given its prior approval for such expenses, (ii) such expenses shall be incurred in accordance with all applicable COMPANY policies and (iii) CONSULTANT shall have submitted all receipts and other documentation required by such policies.

12.                                OWNERSHIP AND RETURN OF COMPANY PROPERTY. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to CONSULTANT by COMPANY, whether delivered to CONSULTANT by COMPANY or made by CONSULTANT in the performance of services under this Agreement (collectively, the “Company Property”) are the sole and exclusive property of COMPANY or COMPANY’S suppliers or customers and CONSULTANT hereby does and will assign to COMPANY all rights, title and interest CONSULTANT may have or acquire in the Company Property. CONSULTANT agrees to keep all Company Property at the COMPANY’S or CONSULTANT’S premises unless otherwise permitted in writing by COMPANY. At COMPANY’S request and no later than five (5) days after such request, CONSULTANT shall destroy or deliver to COMPANY, at COMPANY’S option, (a) all Company Property, (b) all tangible media of expression in CONSUTANT’S possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of CONSULTANT’S compliance with CONSULTANT’S obligations under this sentence.

13.                                OBSERVANCE OF COMPANY RULES. At all times while on COMPANY’S premises, CONSULTANT will observe COMPANY’S rules and regulations with respect to conduct, health and safety and protection of persons and property.

14.                                NO ADEOUATE REMEDY. CONSULTANT understands that if CONSULTANT fails to fulfill CONSULTANT’S obligations under this Agreement, the damages to the COMPANY might be difficult to determine. Therefore, in addition to any other rights or remedies available to the COMPANY at law, in equity, or by statute, CONSULTANT hereby consents to the specific enforcement of this Agreement by the COMPANY through an injunction or restraining order issued by an appropriate court.

15.                                MISCELLANEOUS.

(a)                                 No Conf1ict. CONSULTANT represents and warrants to the COMPANY that neither entering into or this Agreement nor the performance of any of CONSULTANT’S obligations hereunder will conflict with or constitute a breach under any obligation or CONSULTANT under any agreement or contract to which CONSULTANT is a party or any other obligation by which CONSULTANT is bound. Without limiting the foregoing, CONSULTANT agrees that at no time will CONSULTANT utilize any trade secrets or other intellectual property of any third party while performing services hereunder.

(b)                                Successors and Assigns. This Agreement is binding on and inures to the benefit of the COMPANY’S successors and assigns; provided, however, that the COMPANY may assign this Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business. This Agreement is also binding on CONSULTANT’S heirs, successors, assigns and legal representatives.

(c)                                 Modification. This Agreement may be modified or amended only by a writing signed by both the COMPANY and CONSULTANT.

(d)                                Governing Law. The laws of Minnesota will govern the validity, construction and performance of this Agreement. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and both the COMPANY and CONSULTANT hereby consent to the exclusive jurisdiction of that court for this purpose.

(e)                                 Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement will be interpreted so that it is valid by a court of competent jurisdiction under the applicable law, that provision will remain effective to the extent not declared invalid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(f)                                   Waivers. No failure or delay by either the COMPANY or CONSULTANT in exercising any right or remedy under this Agreement will waive any provision of the Agreement. No single or partial exercise by either the COMPANY or CONSULTANT of any right or remedy under this Agreement will preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

(g)                                Captions. The headings in this Agreement are for convenience only and do not affect this Agreement’s interpretation.

(h)                                Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writing and understanding between the parties concerning the matters in this Agreement, including without limitation, any policy or personnel manuals of the COMPANY.

(i)                                    Notices. All notices and other communications required or permitted under this Agreement shall be in writing and either sent by certified First-Class mail, postage prepaid, or delivered in person, and shall be effective five (5) working days after mailing or on the next business work day if delivered in person, to the addresses stated at the beginning of this Agreement. These addresses may be changed at any time by like notice or delivery in person.

IN WITNESS WHEREOF, the COMPANY and CONSULTANT have executed this Agreement as of the date first above shown.

FOR: TRANSOMA MEDICAL, INC.	FOR: CONSULTANT

By /s/ Brian P. Brockway	By /s/ Dick Nigon

Its: President & CEO	Its:

Brian P. Brockway	Dick Nigon
(Printed Name)	(Printed Name)

CONSULTING AGREEMENT
TRANSOMA MEDICAL, INC.

EXHIBIT A

STATEMENT OF WORK
(“Duties”)

CONSULTANT’S work under this Agreement shall include the following:

Describe activities (what, where, when).

Transoma Medical Board of Directors seat.

Start Date: 06-14-06

End Date:

For the above-described activities, CONSULTANT’S fee is listed below:

Options	75,000 shares at FMV. 25,000 shares are subject to 1 year cliff vesting and the balance vests quarterly over the next 24 months in equal increments.
Cash compensation per attended full board meeting	$2,500
Cash compensation per audit committee meeting attended, serving as chair, whether by phone or face-to-face	$500
Cash compensation for participation in any other committee meeting attended, whether by phone or face-to-face	$500
Retainer	none